                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Digital Microwave Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            July 7, 1999





TO THE STOCKHOLDERS OF
DIGITAL MICROWAVE CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Microwave Corporation (the "Company") on August 10, 1999, at 3:00 p.m., local time, which will be held at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California.

     Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     We hope that you will attend the Annual Meeting. In any event, after reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company if you wish to vote in person and your proxy will not be voted.

     A copy of the Company's 1999 Annual Report to Stockholders has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                Sincerely yours,

                               /s/ CHARLES D. KISSNER


                               Charles D. Kissner
                               CHAIRMAN OF THE BOARD AND
                               CHIEF EXECUTIVE OFFICER

                          DIGITAL MICROWAVE CORPORATION
                              170 Rose Orchard Way
                           San Jose, California 95134


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

     The Annual Meeting of Stockholders of Digital Microwave Corporation (the "Company") will be held at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California, on Tuesday, August 10, 1999, at 3:00 p.m. local time, to:

     1. Elect seven directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

     2. Approve the adoption of the Digital Microwave Corporation 1999 Stock Incentive Plan;

     3. Ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 2000; and

     4. Transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on June 18, 1999, will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

     All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the Annual Meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ CHARLES D. KISSNER


                                              Charles D. Kissner
                                              CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER


San Jose, California
July 7, 1999

                                 PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                          DIGITAL MICROWAVE CORPORATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Digital Microwave Corporation, a Delaware corporation ("DMC" or the "Company"), of proxies for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 3:00 p.m., local time, on August 10, 1999, and any adjournment or postponement thereof. This Proxy Statement was first mailed to stockholders on or about July 7, 1999.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in a subsequent section of this Proxy Statement.

VOTING

     Only holders of record of the Common Stock of the Company ("Common Stock") at the close of business on June 18, 1999, will be entitled to vote at the Annual Meeting and any continuations or adjournments thereof. Each share entitles the holder to one vote on each matter to come before the Annual Meeting. On June 18, 1999, there were 62,513,899 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, held by 372 stockholders of record. The presence at the Annual Meeting of a majority, or 31,256,950 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting.

     If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the DMC Board of Directors (the "Board of Directors" or the "Board"), and, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Directors shall be elected by a plurality of the votes cast.

     The approval of the adoption of the Company's 1999 Stock Incentive Plan and the ratification of the independent auditors of the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. With respect to Proposal Numbers 2 and 3, which require the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes shall have no effect.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

COST OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited by directors, officers and employees of the Company who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

     The Annual Report of the Company for the fiscal year ended March 31, 1999 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the election of the seven nominees named below as directors unless authority to vote for any such nominee is withheld. The seven nominees receiving the highest number of votes will be elected. In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

     Pursuant to the Company's merger with Innova Corporation in October 1998, the Board amended the Company's Bylaws to increase the number of directors to nine and simultaneously elected Mr. Paul Bachow and Mr. Frank Mendicino to serve as a directors. Furthermore, pursuant to the terms of the merger, the Company agreed to nominate Mr. Bachow to serve as a director for a one-year term at each of annual meetings of stockholders to be held in 1999, 2000 and 2001. Additionally, pursuant to the terms of the merger, the Company agreed to nominate Mr. Mendicino to serve as a director for a one-year term at each of the annual meetings to be held in 1999 and 2000. However, the obligation of the Company to nominate Mr. Mendicino lapses upon the date that Woodside Fund III, a private investment fund, liquidates or otherwise distributes all shares of the Company's Common Stock held by it. The Board subsequently amended the Company's Bylaws, effective at the Annual Meeting, to reduce the number of directors to seven, as Mr. Clifford Higgerson and Mr. Billy Oliver intend to resign from the Board at such time.

     In the event that additional persons are nominated, other than by the Board of Directors, for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and any additional Board of Directors' nominee as described above. The following are the nominees of the Board of Directors for election as directors at the date hereof:


          Name                                          Title                                   Age
Charles D. Kissner                       Chairman of the Board and                              52
                                         Chief Executive Officer

Richard C. Alberding                     Director                                               68

Paul S. Bachow                           Director                                               48

John W. Combs                            Director                                               52

James D. Meindl                          Director                                               66

V. Frank Mendicino                       Director                                               60

Howard Oringer                           Director                                               57


     Mr. Charles D. Kissner joined the Company as President, Chief Executive Officer and was elected a director of the Company in July 1995 and Chairman of the Board in August 1996. He currently serves as Chairman of the Board and Chief Executive Officer of the Company. Prior to joining the Company, he served as Vice President and General Manager of the Microelectronics Division of M/A-COM, Inc., a manufacturer of radio and microwave communication products, from July 1993 to July 1995. Mr. Kissner currently is a director of Spectrian, Inc., a supplier of high power amplifiers to wireless communications manufacturers and service providers, and American Flight Support, Inc., a non-profit medical transportation company.

     Mr. Richard C. Alberding has served as a director of the Company since July 1993 and served as Co-Chairman of the Board and Co-Chief Executive Officer from September 1994 to July 1995. Mr. Alberding retired from Hewlett-Packard Company in 1991, where he had served since 1984 as an Executive Vice President with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate-level marketing activities. He also served on the corporate Executive Committee. Mr. Alberding is a director of Kennametal Corporation, a machine tool company, Walker Interactive Systems, a software company, Quickturn Design Systems, a design automation company, SyBase, Inc., a computer database and tools company, Digital Link Corp., a network tools company, Paging Network, Inc., a paging services company, JLK Direct Distribution, a metalworking consumables distribution company, and several private companies.

     Mr. Paul S. Bachow has served as a director of the Company since October 1998. He served as a director of Innova Corporation from January 1993 until October 1998, when the merger of the Company and Innova was consummated. Mr. Bachow has served as President of Bachow & Associates, Inc., a venture capital investment company, since its formation in December 1989. Mr. Bachow also acts as President of the General Partner of each of Paul S. Bachow Co-Investment Fund, L.P., and Bachow Investment Partners III, L.P. Mr. Bachow serves as a director of Deb Shops, Inc., a publicly traded company in the women's clothing business, Anadigics, Inc., a publicly traded manufacturer of gallium arsenide chips for use in a broad array of communications devices, Crusader Holding Corporation, a publicly traded savings and loan, and several private companies.

     Mr. John W. Combs has served as a director of the Company since May 1997. Since June 1993, Mr. Combs has served as President, Southwest Area for Nextel Communications, Inc., a digital communications system provider. From March 1990 to June 1993, he served as Executive Vice President of Sales, Marketing and Customer Care of Los Angeles Cellular Telephone Company, a provider of wireless telecommunications services. In addition, Mr. Combs also serves as a director of Hello Direct, Inc., a direct marketer of telecommunications products.

     Dr. James D. Meindl has served as a director of the Company since November 1995. Since 1993, Dr. Meindl has held the Joseph M. Pettit Chaired Professorship in Microelectronics at the Georgia Institute of Technology. Prior to his professorship at the Georgia Institute of Technology, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost at Rensselaer Polytechnic Institute from 1986 to 1993. Dr. Meindl serves as a director of SanDisk Corp., which designs, develops and markets flash memory data storage products, and Zoran Corp., a semiconductor and related devices company.

     Mr. V. Frank Mendicino has served as a director of the Company since October 1998. Mr. Mendicino served as a director of Innova Corporation from July 1989 and as its Chairman from February 1992 until October 1998, when the merger of the Company and Innova was consummated. Since 1983, Mr. Mendicino has served as a General Partner of Woodside Fund, Woodside Fund II and Woodside Fund III, each of which is a private investment fund. He also has served as a director of over 15 private companies.

     Mr. Howard Oringer has served as a director of the Company since March 1998. Mr. Oringer has been Managing Director of Communications Capital Group, a management consulting firm, since November 1993. From February 1986 to November 1993, Mr. Oringer was the President, Chief Executive Officer and Chairman of the Board of Directors of TeleSciences, Inc., a manufacturer of telecommunications equipment. Mr. Oringer serves as a director of Tekelec, which designs, manufactures and markets network switching solutions and diagnostic systems, Verilink Corporation, which develops, manufactures and markets access products for telecommunications network service providers and corporate end users and Vertel, a provider of software for telecommunications management systems.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
                   OF THE ABOVE NOMINEES AS DIRECTORS.

                                   PROPOSAL 2:


                           APPROVAL OF THE ADOPTION OF
                          THE 1999 STOCK INCENTIVE PLAN

     The Company's stockholders are asked to vote on the proposed adoption of the Company's 1999 Stock Incentive Plan (the "1999 Incentive Plan"). The 1999 Incentive Plan provides for the issuance of stock options covering up to 2,500,000 shares of Common Stock of the Company. The Board has concluded that the proposed adoption is in the best interests of the Company and its stockholders. The adoption of the 1999 Incentive Plan will enable the Company to grant options as needed to retain talented employees and to attract talented new employees. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

     A general description of the principal terms of the 1999 Incentive Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the 1999 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may obtain a copy by writing to the Company, attention: Director of Corporate Communications.

     THE BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE 1999 INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF THE COMPANY'S COMMON STOCK VOTE FOR APPROVAL OF SUCH PROPOSAL.

GENERAL DESCRIPTION


     The 1999 Incentive Plan was approved by the Board of Directors in June 1999. The purposes of the 1999 Incentive Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

     ADMINISTRATION. The 1999 Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the Administrator of the 1999 Incentive Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards subject to the Internal Revenue Code (the "Code") Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Code
Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such Awards.

     AMENDMENT AND TERMINATION. The Board may at any time amend, suspend or terminate the 1999 Incentive Plan. To the extent necessary to comply with applicable provisions of Federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the 1999 Incentive Plan in such a manner and to such a degree as required. The 1999 Incentive Plan will terminate in August 2006 unless previously terminated by the Board of Directors.

     OTHER TERMS. The 1999 Incentive Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 1999 Incentive Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     The 1999 Incentive Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an Award may not be for more than 7 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). Additionally, in no event may any participant in the 1999 Incentive Plan be granted stock options for more than 750,000 shares in any fiscal year. However, in connection with his or her initial commencement of service with the Company, a participant in the 1999 Incentive Plan may be granted stock options for up to an additional 750,000 shares, which shares shall not count against the limit set forth in the previous sentence.

     The 1999 Incentive Plan authorizes the Administrator to grant options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1999 Incentive Plan; provided, however, that no Awards shall be exercisable prior to the first anniversary of the grant date. The Administrator has the authority to accelerate the vesting schedule of Awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Change in Control, as defined in the 1999 Incentive Plan. In the event of a Corporate Transaction, each outstanding Award shall become fully vested and exercisable unless the Award is assumed by the successor company or its parent or is replaced with a comparable Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the 1999 Incentive Plan will terminate unless assumed by the successor company or its parent. In the event of a Related Entity Disposition, as defined in the 1999 Incentive Plan, each Award of a grantee employed by the affected Related Entity shall become fully vested and exercisable unless the Award is assumed by the successor company or its parent or is replaced with a comparable Award. The 1999 Incentive Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

     Under the 1999 Incentive Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1999 Incentive Plan permits the designation of beneficiaries by holders of incentive stock options. Other Awards are transferable to the grantee's immediate family to the extent provided in the Award agreement or in the manner and to the extent permitted by the Administrator.

     Under the 1999 Incentive Plan, the Administrator may establish one or more programs under the 1999 Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 1999 Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

CERTAIN FEDERAL TAX CONSEQUENCES

     The grant of a non-qualified stock option under the 1999 Incentive Plan will not result in any Federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6%. The maximum rate at which long-term capital gains for most types of property are taxed is 20%.

     The grant of an incentive stock option under the 1999 Incentive Plan will not result in any Federal income tax consequences to the optionee or to the Company. An optionee recognizes no Federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock.

If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE GRANTEE AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE 1999 INCENTIVE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

AMENDED PLAN BENEFITS

     As of the date of this Proxy Statement, no executive officer, director and no associates of any executive office or director, has been granted any options under the 1999 Incentive Plan. The benefits to be received pursuant to the 1999 Incentive Plan by the Company's executive officers, directors and employees are not determinable at this time.

PLAN ADOPTION

     To attract and retain talented employees, it is proposed that the 1999 Incentive Plan be adopted.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the Annual Meeting is required to approve the adoption of the 1999 Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED
                    ADOPTION OF THE 1999 INCENTIVE PLAN.
    AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                   PROPOSAL 3:

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 2000.

     Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent public accountants for the fiscal year ending March 31, 2000. In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the Board of Directors of the Company to select other auditors for the fiscal year ending March 31, 2000.

     The Company anticipates that a representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so, and is expected to be available to respond to questions submitted either orally or in writing at the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
      ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                 FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of June 18, 1999, by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company; (ii) each of the Company's directors; (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, determined for the year ended March 31, 1999 (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers as a group.

                                                                                   APPROXIMATE
                                                                    SHARES           PERCENT
                                                                 BENEFICIALLY      BENEFICIALLY
NAME                                                               OWNED(1)          OWNED(2)
--------------------------------------------                     ------------      ------------
Kopp Investment Advisors, Inc.
7701 France Avenue South, Suite 500                               8,926,407(3)        14.28%
Edina, Minnesota 55435

State of Wisconsin Investment Board
P.O. Box 7842                                                     4,573,640(4)        7.32%
Madison, Wisconsin  53707

Charles D. Kissner                                                  653,422(5)        1.04%

Richard C. Alberding                                                 44,000(6)          *

Paul S. Bachow                                                    4,407,312(7)        6.93%

John W. Combs                                                        50,317(8)          *

Clifford H. Higgerson                                               607,180(9)        1.00%

James D. Meindl                                                      39,000(10)         *

V. Frank Mendicino                                                2,463,362(11)       3.93%

Billy B. Oliver                                                      61,417(12)         *

Howard Oringer                                                      114,960(13)         *

Frank Carretta, Jr.                                                 122,744(14)         *

Frank Grenon                                                        598,022(15)         *

Sam Smookler                                                         63,270(16)         *

Carl A. Thomsen                                                     134,104(17)         *

All directors and executive officers as a group (17 persons)      8,970,078(18)       13.66%


-------------------
*    Less than 1%

(1) To the Company's knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable on or before August 17, 1999, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. On June 18, 1999, there were 62,513,899 shares of the Company's Common Stock outstanding. Options granted to directors under the Company's 1994 Stock Incentive Plan are immediately exercisable; however, any shares purchased under such options are subject to repurchase by the Company, upon the director's cessation of Board service prior to vesting in those shares. Such options vest, and the Company's repurchase rights lapse, annually over a period of three years commencing on the first anniversary of the grant date.

(3) Pursuant to a Schedule 13G/A, dated January 30, 1999, filed with the Securities and Exchange Commission, Kopp Investment Advisors, Inc., Kopp Holding Company and LeRoy C. Kopp reported shared dispositive power over 6,234,407 shares, sole dispositive power over 2,692,000 shares and sole voting power over 3,317,000 shares.

(4) Pursuant to a Schedule 13G, dated February 1, 1999, filed with the Securities and Exchange Commission, the State of Wisconsin Investment Board reported sole voting and dispositive power over 4,573,640 shares.

(5) Includes 608,640 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999. Also includes 400 shares held of record by a trust for the benefit of Mr. Kissner's children.

(6) Includes 38,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, none of which are subject to repurchase rights.

(7) Includes 2,745,844 shares held by Bachow Investment Partners III, L.P. ("Bachow Investment Partners"), and 291,329 shares held by Paul S. Bachow Co-Investment Fund, L.P. ("Bachow Co-Investment Fund"), both limited partnerships. Mr. Bachow is the President of the General Partner of each of Bachow Investment Partners and Bachow Co-Investment Fund. Also includes 93,463 shares issuable upon exercise of warrants to purchase Common Stock held by Mr. Bachow, 826,231 shares issuable upon exercise of warrants to purchase Common Stock held by Bachow Investment Partners, and 76,704 shares issuable upon exercise of warrants to purchase Common Stock held by Bachow Co-Investment Fund. Also includes 52,500 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, of which 42,000 shares are subject to repurchase rights, and 10,500 shares of Common Stock that are subject to cancellation.

(8) Includes 42,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, of which 15,221 shares are subject to repurchase rights.

(9) Includes 78,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, none of which are subject to repurchase rights.

(10) Includes 38,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, none of which are subject to repurchase rights.

(11) Represents 9,450 shares held by V. Frank Mendicino Defined Benefit Pension Plan (the "Mendicino Benefit Plan"), 2,520 shares held by Mendicino Brothers, 559,421 shares held by Woodside Fund, 292,285 shares held by Woodside Fund II, 1,486,788 shares held by Woodside Fund III (Woodside Fund, Woodside Fund II and Woodside Fund III are collectively referred to as "Woodside Funds") and 1,050 shares held by Campus Mall, G.P. ("Campus Mall"). Also represents 59,348 shares issuable upon exercise of warrants to purchase shares of Common Stock held by Woodside Fund III. Mr. Mendicino is a General Partner of Woodside Funds and has shared investment power and shared voting power over such shares with the two other General Partners, Vincent M. Occhipinti and Robert E. Larson. Mr. Mendicino is a General Partner of Campus Mall and has shared investment power and shared voting power over such shares with Kent Boswell, Michael Mendicino, Flory Mendicino and John Mendicino. Mr. Mendicino is a General Partner of Mendicino Brothers and has shared investment power and shared voting power over such shares with two other General Partners, Flory Mendicino and P. Michael Mendicino. Also includes 52,500 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, of which 42,000 shares are subject to repurchase rights, and 10,500 shares of Common Stock that are subject to cancellation.

(12) Includes 38,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, of which 14,000 shares are subject to repurchase rights.

(13) Includes 54,960 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, of which 28,000 shares are subject to repurchase rights and 12,960 shares of Common Stock that are subject to cancellation.

(14) Includes 91,744 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999.

(15) Includes 598,022 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999.

(16) Includes 62,170 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999.

(17) Includes 126,324 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999.

(18) See Footnotes (5) through (17). Includes 2,100,310 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 17, 1999, of which 141,221 shares are subject to repurchase rights, 1,055,746 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock, and 33,960 shares of Common Stock that are subject to cancellation.

                            COMPENSATION OF DIRECTORS
                         AND CERTAIN EXECUTIVE OFFICERS


EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 31, 1999.


                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                   Compensation
                                                 Annual Compensation                  Awards
                                      ----------------------------------------     ------------
                                                                                    Securities
     Name and Principal      Fiscal                               Other Annual      Underlying        All Other
          Position            Year     Salary        Bonus(1)     Compensation        Options       Compensation(2)
 --------------------------  ------    ------        --------     ------------      ----------      ---------------
 Charles D. Kissner           1999    $363,742            --              --           612,936          $2,592
 Chairman of the Board and    1998     380,000      $321,480              --           100,000           2,592
    Chief Executive Officer   1997     326,009       224,400              --           100,000           1,823


 Frank Carretta, Jr.          1999     232,221            --              --            42,659           2,326
 Senior Vice President,       1998     225,001       237,990              --            40,000           2,056
    Worldwide Sales           1997     216,407       129,320(3)           --            30,000           1,980

 Frank Grenon                 1999     113,571(4)    100,000              --           308,000              --
 President, Narrowband        1998          --            --              --                --              --
    Products                  1997          --            --              --                --              --

 Sam Smookler                 1999     325,684            --            36,347(5)      110,893           3,483
 President, Broadband,        1998          --(6)         --              --                --              --
    Longhaul and Services     1997          --            --              --                --              --

 Carl A. Thomsen              1999     219,097            --              --            75,735           2,221
 Senior Vice President,       1998     216,000       118,368              --            40,000           2,164
    Chief Financial           1997     188,104        80,125              --                --           1,902
    Officer and Secretary


------------------------
(1) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of individual, as well as corporate performance objectives determined by the Company's Compensation Committee.

(2) Represents compensation paid in the form of premiums for group life insurance.

(3) Represents (i) a $30,000 signing bonus earned in fiscal year 1996, but paid in fiscal year 1997, and (ii) a $99,320 bonus earned in fiscal year 1997.

(4)  Represents Mr. Grenon's salary since joining the Company in October 1998.

(5)  Represents relocation expense reimbursements.

(6)  Mr. Smookler became an executive officer of the Company in January 1998.

STOCK OPTIONS

     The following table contains information concerning stock option grants made to each of the Named Executive Officers during the fiscal year ended March 31, 1999. No stock appreciation rights were granted during such fiscal year to the Named Executive Officers.

                                        OPTION GRANTS IN FISCAL YEAR 1999(1)
                                                  INDIVIDUAL GRANTS
                               --------------------------------------------------------
                                                                                             Potential Realizable
                                                                                           Value at Assumed Annual
                                Number of                                                    Rates of Stock Price
                                Securities        % of Total                               Appreciation for Option
                                Underlying     Options Granted    Exercise                          Term(2)
                                 Options       to Employees in      Price     Expiration   -----------------------
            Name               Granted (#)     1999 Fiscal Year   ($/Share)      Date          5%           10%
 ---------------------------   -----------     ----------------   ---------   ----------   ----------   ----------
 Charles D. Kissner              288,000              10.40%        $7.25      06/25/08    $1,313,132   $3,327,734
                                 312,000              11.27          4.6875    08/04/08       919,758    2,330,848
                                  12,936               0.47          2.9375    10/19/08        23,898       60,561

 Frank Carretta, Jr.              35,000               1.26          7.25      06/25/08       159,582      404,412
                                   7,659               0.28          2.9375    10/19/08        14,149       35,857

 Frank Grenon                    300,000              10.83          2.8125    10/08/08       530,630    1,344,720
                                   8,000               0.29          2.9375    10/19/08        14,779       37,453

 Sam Smookler                    100,000               3.61          7.25      06/25/08       455,949    1,155,463
                                  10,893               0.39          2.9375    10/19/08        20,123       50,997

 Carl A. Thomsen                  75,000               2.71          7.25      06/25/08       341,961      866,597
                                   7,353               0.27          2.9375    10/19/08        13,584       34,424


--------------------------
(1) All options granted, except as specifically noted, had ten-year terms and vest ratably over five years.

(2) The 5% and 10% annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the Named Executive Officers concerning their exercise of stock options during the fiscal year ended March 31, 1999, and the unexercised options held by them as of March 31, 1999.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND OPTION VALUES AT MARCH 31, 1999

                                                                                         Value of Unexercised in-the-
                                                                                          Money Options at March 31,
                                                             Number of Securities        1998 (market price of shares
                                                            Underlying Unexercised        at March 31, 1999 ($8.375
                                                        Options at March 31, 1999 (#)       less exercise price)(1)
                                                        -----------------------------   -----------------------------
                                            Value
                                           Realized
                                        (market price
                                         at exercise
                            Shares        date less
                         Acquired on       exercise
         Name            Exercise (#)       price)       Exercisable   Unexercisable    Exercisable   Unexercisable
-----------------------  ------------   -------------    -----------   -------------    -----------   -------------
Charles D. Kissner             --             --           594,406         422,538        $808,459      $1,055,143

Frank Carretta, Jr.            --             --            71,000          92,659         137,063          81,021

Frank Grenon                   --             --           642,022         308,000       4,172,373       1,712,250

Sam Smookler                   --             --            40,000         270,893              --         171,731

Carl A. Thomsen                --             --           109,484         104,623         111,522         109,109


------------------------
(1) "In-the-money" options are options with an exercise price less than the closing price of the Company's Common Stock on March 31, 1999.

EMPLOYMENT AND TERMINATION AGREEMENTS

     Mr. Kissner, Mr. Carretta, Mr. Grenon, Mr. Smookler and Mr. Thomsen, the Named Executive Officers, each have written employment agreements with the Company.

     In August 1998, Mr. Kissner entered into a renewed and restated employment agreement with the Company. The terms of this agreement extend until terminated by either the Company or Mr. Kissner. The Agreement provides that (1) if Mr. Kissner is terminated without cause or as a result of a disability, he is entitled to receive (a) severance payment equal to the amount of 36 months of his then base salary, paid in the form of a salary continuation over the course of a 36-month period, (b) payment equal to the average annual incentive bonus received by Mr. Kissner for the previous three fiscal years multiplied by three,
(c) a proration of his incentive bonus, if earned, for the then current fiscal year based on the number of months he was employed during the year by the Company, (d) payment of Mr. Kissner's share of health insurance premiums for a period of up to 36 months, unless he and his family become entitled to enroll in a group health insurance plan of another company or organization as defined by COBRA Regulations, and (e) continued vesting of all new and future stock options for a period of 36 months.

     Mr. Kissner may also terminate his employment with the Company if one of the following events takes place without his consent: (a) Mr. Kissner's position changes, which results in a significant reduction of his title or responsibilities, (b) Mr. Kissner's compensation is reduced by more than five percent, or (c) Mr. Kissner's principal place of employment is relocated by more than 50 miles. If Mr. Kissner terminates his employment in any of these scenarios, he will receive the same severance payments and benefits that he is entitled to receive if the Company were to terminate his employment without cause as described above.

     Additionally, if Mr. Kissner is terminated by the Company or a "Surviving Legal Entity" following a "Change of Control," each as defined in the employment agreement, Mr. Kissner will receive the same severance payments and benefits that he is entitled to receive if the Company were to terminate his employment without cause as described above.

     Mr. Grenon entered into an employment agreement with the Company effective as of October 1998. Mr. Carretta, Mr. Smookler and Mr. Thomsen entered into renewed and restated employment agreements with the Company, effective as of December 1998. The term of each of these four agreements extends until terminated by either the Company or the officer. The employment agreement for each of these officers includes the following provisions: (1) if the officer is terminated without cause he shall be entitled to receive (a) severance pay for 12 months at his normal monthly salary; (b) the continuation of vesting of his stock options for one year from the date of his termination; and (c) a proration of his incentive bonus, if earned, for the then current fiscal year based on the number of months he was employed during the year by the Company; or (2) if the Company is merged or acquired in a transaction in which there is a Change of Control of the Company, then the officer shall be entitled to receive (i) severance pay in the amount of two times his base annual salary; (ii) a bonus payment equal to that of the total of the bonuses paid to him in the last two fiscal years; and (iii) a proration of his incentive bonus, if earned, for the then current fiscal year based on the number of months he was employed during the year by the Company. In the event of a Change of Control, the officer shall receive full vesting of all stock option grants in accordance with the Company's stock option agreements.

BOARD MEETINGS AND COMMITTEES

     During the year ended March 31, 1999, the Board of Directors held nine meetings. During the same period, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director and (ii) the total number of meetings by all Committees of the Board on which such director served held during the period for which he was a director. There are no family relationships among any of the executive officers or directors of the Company.

     The Company currently has an Audit Committee and a Compensation Committee of the Board of Directors. The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and reviewing the Company's accounting practices and system of internal accounting controls. The Audit Committee, which currently consists of Mr. Alberding, Mr. Higgerson and Mr. Oringer, held four meetings during the year ended March 31, 1999. The Compensation Committee is responsible for recommending and reviewing the compensation of the Company's executive officers and for administering the Company's incentive plans. This committee, which currently consists of Dr. Meindl, Mr. Combs and Mr. Oliver, held seven meetings during the year ended March 31, 1999.

     The Company does not currently have a Nominating Committee. Although there are no formal procedures for stockholders to recommend nominees for election to the Board, the Board will consider recommendations from stockholders, which should be addressed to Ms. Carol A. Goudey, the Company's Assistant Secretary, at the Company's address set forth above.

COMPENSATION OF DIRECTORS

     During the year ended March 31, 1999, the Company paid each non-employee director $1,000 in fees for each in-person meeting and $500 per telephone meeting, a retainer of $3,000 per quarter, and committee meeting fees of $750 for each in-person committee meeting and $375 for each telephone committee meeting unless, in either case, such committee meeting was held in conjunction with a Board meeting. Directors were also reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board and committees thereof. The Company also pays consulting fees to members of the Board of $1,000 per day, in one half day increments, for Board approved projects (including transportation time) plus reimbursement of all expenses. Beginning January 1, 1999, those directors electing to participate in the Stock Fee Program of the Company's 1994 Incentive Plan, had their annual retainer fee increased to $14,000 per year, which is equivalent to $3,500 per quarter.

     Pursuant to the Company's 1994 Stock Incentive Plan (the "1994 Incentive Plan"), during the year ended March 31, 1999, each new non-employee Board member, upon his initial appointment or election to the Board, received an automatic option grant for 42,000 shares with an exercise price equal to the fair market value of the option shares on the grant date. Each individual reelected as a non-employee Board member at the 1998 annual meeting of stockholders, and who had been a Board member for the three prior years, received an option grant at that time for 14,000 shares. Each initial or periodic option grant is immediately exercisable for all the option shares, but the shares purchased under the option are subject to repurchase by the Company, at the option exercise price, upon the optionee's cessation of Board service. The option shares vest, and the Company's repurchase right lapses with respect to option shares, in three equal annual installments over the optionee's period of Board service, measured from the grant date. However, upon certain changes in control of the Company, the Company's repurchase rights immediately lapse in full. Each option grant has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board service.

     Pursuant to the Stock Fee Program of the Company's 1994 Incentive Plan, non-employee directors may elect to apply all or any portion of their annual retainer fee and/or meeting fees otherwise payable in cash to the acquisition of shares of the Company's Common Stock. For the 1999 calendar year, Mr. Bachow, Mr. Combs, Mr. Mendicino and Mr. Oliver have chosen to participate in such program and have elected to receive the Company's Common Stock in lieu of their annual retainer fee. On January 4, 1999, Mr. Bachow, Mr. Combs, Mr. Mendicino and Mr. Oliver each received 2,093 shares of the Company's Common Stock at a purchase price of $6.6875 per share. Such shares will be held in escrow by the Company and will vest ratably each month over the 1999 calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of three members of the Board: John W. Combs, James D. Meindl and Billy B. Oliver. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries.

     No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has the authority and responsibility to approve the overall compensation strategy for the Company, administer the Company's annual and long-term compensation plans, and review and make recommendations to the Board of Directors with respect to the Company's executive compensation. The Compensation Committee is comprised of independent, non-employee Board members.

     GENERAL COMPENSATION POLICY. The Compensation Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities. The Compensation Committee utilizes competitive data and summaries provided by Radford Associates, Alexander & Alexander Consulting Group and the American Electronics Association to develop compensation recommendations competitive with other companies in the communications industry. The Compensation Committee's objectives are to (i) create a performance oriented environment with variable compensation based upon the achievement of annual and longer-term business results; (ii) focus management on maximizing stockholder value through stock-based compensation aligned to stockholders' return; and
(iii) provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

     The Compensation Committee is authorized (i) to establish and maintain compensation guidelines for salaries and merit pay increases throughout the Company; and (ii) to make specific recommendations to the Board of Directors concerning the compensation of executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also administers the Company's stock option plans and the Company's retirement and savings plan.

     FACTORS. The primary factors considered in establishing the components of each executive officer's compensation package for the fiscal year ended March 31, 1999 are summarized below. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     - BASE SALARY. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations. Generally, Company performance and profitability are not taken into account in establishing base salary. Salaries paid to the Company's executive officers for the fiscal year ended March 31, 1999 ranged from the 86th percentile at the low end to the 107th percentile at the high end of the compensation data surveyed for the industry. A number of adjustments were made to the surveyed compensation data for the industry to reflect differences in management style, organizational structure and corporate culture, geographic location, product development stage and market capitalization between the Company and the surveyed entities. As a result of these adjustments, there is not a meaningful correlation between the companies in the industry which were taken into account for comparative compensation purposes and the companies included in the industry group index which appears later in this Proxy Statement for purposes of evaluating the price performance of the Company's Common Stock. See "Stock Performance Graph."

     - ANNUAL INCENTIVE COMPENSATION. For the fiscal year ended March 31, 1999, specific financial and organizational objectives, including earnings per share, revenue and orders targets, were established as the basis for the incentive bonuses to be paid to the executive officers of the Company.

      Specific bonus awards, set as a target percentage of salary, were established for each officer's position and were to be earned on the basis of achieving the specified corporate goals and the accomplishment of specific individual objectives. The corporate goals for the fiscal year 1999 were not met, and incentive bonuses were not paid to officers of the Company for such fiscal year based on this plan. Separate goals were established for Mr. Grenon when he joined the Company in connection with the merger with Innova Corporation. These goals were achieved and an incentive bonus was paid to Mr. Grenon.

     - LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. Generally, the Compensation Committee awards stock options to each of the Company's executive officers following the initial hiring and from time to time thereafter. The option grants are designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. In furtherance of this policy, the Company has implemented the 1994 Incentive Plan to serve as a comprehensive equity incentive program for the Company's executive officers and other key employees. Additionally, at the Annual Meeting, the Company's stockholders are being asked to approve the adoption of the 1999 Incentive Plan, which if approved, will serve as a comprehensive equity incentive program for the Company's executive officers and other key employees.

     Generally, the size of the option grant made to each executive officer is set at a level which the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but the Compensation Committee also takes into account comparable awards to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in recent periods and the number of unvested options held by the individual at the time of the grant. The relative weight given to each of these factors will vary from individual to individual in the Committee's discretion. Each of the Named Executive Officers, Mr. Kissner, Mr. Carretta, Mr. Grenon, Mr. Smookler and Mr. Thomsen, received stock option grants in fiscal year
     1999.

     Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option will generally become exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO COMPENSATION. The Compensation Committee established Mr. Kissner's base salary with the objective of maintaining the competitiveness of Mr. Kissner's base salary with salaries paid to similarly situated chief executive officers. With respect to Mr. Kissner's base salary, it was the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Mr. Kissner's base salary for the 1999 fiscal year was set at the 86th percentile of the salary data surveyed for other chief executive officers in the industry.

     Mr. Kissner received additional compensation from the Company in the 1999 fiscal year in the form of a car allowance. In addition, Mr. Kissner received a grant of 612,936 stock options in the 1999 fiscal year.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance-based compensation paid to the Company's executive officers in fiscal year 1999 did not exceed the $1 million limit per officer. At the 1994 Annual Meeting, the stockholders approved the implementation of the 1994 Incentive Plan under which the number of shares of Common Stock for which any one individual participating in the 1994 Incentive Plan may be granted stock options, stock appreciation rights or direct stock issuances is limited to 1,000,000 shares over the term of the plan. As a result of this limitation and certain other administrative provisions of the 1994 Incentive Plan, any compensation deemed paid to a covered executive officer in connection with the exercise of stock options or stock appreciation rights granted under the 1994 Incentive Plan with an exercise price equal to the market price of the shares covered by the option or stock appreciation right on the grant date will qualify as performance-based compensation.

     The 1999 Incentive Plan, which is subject to the approval of the Company's stockholders as described in Proposal 2, also contains limits on the number of stock options a participant may receive in any fiscal year, as well as certain other administrative provisions, so that the compensation attributable to the exercise of stock options under the 1999 Incentive Plan will qualify as performance-based compensation.

     The Compensation Committee does not expect that the compensation to be paid to the Company's covered executive officers for the 2000 fiscal year will exceed the $1 million limit per officer. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant and may use such exemptions in addition to the exemption contemplated under the Company's 1994 Incentive Plan.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                              John W. Combs
                             James D. Meindl
                             Billy B. Oliver

                             STOCK PERFORMANCE GRAPH


     The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Communications Technology Index during the five fiscal years ended March 31, 1999. The comparison assumes $100 was invested on March 31, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of any dividends.

                     COMPARISON OF 5-YEAR CUMULATIVE RETURN
                                      AMONG
                         DIGITAL MICROWAVE CORPORATION,
                        DOW JONES EQUITY MARKET INDEX AND
                    DOW JONES COMMUNICATIONS TECHNOLOGY INDEX





                                                 CUMULATIVE TOTAL RETURN
                                        -------------------------------------------
                                        3/94    3/95   3/96    3/97    3/98   3/99
DIGITAL MICROWAVE CORPORATION           100      92     61     131     200    114
DOW JONES EQUITY MARKET                 100     115    153     183     270    320
DOW JONES COMMUNICATIONS TECHNOLOGY     100     107    131     121     199    339








     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings; nor will such report or graph be incorporated into any future filings made by the Company under those statutes.

                                  OTHER MATTERS


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1999, all of the Company's officers, directors and greater than ten percent beneficial owners complied with applicable Section 16(a) filing requirements during the 1999 fiscal year, except that Mr. Billy Oliver, a director of the Company, and each officer of the Company inadvertently failed to file a Form 5 for the 1999 fiscal year in a timely manner. However, each such form was subsequently filed with the Securities and Exchange Commission on June 9, 1999.

STOCKHOLDER PROPOSALS

     The deadline for stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is expected to be March 9, 2000. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ CHARLES D. KISSNER


                                              Charles D. Kissner
                                              CHAIRMAN OF THE BOARD
                                              AND CHIEF EXECUTIVE OFFICER

San Jose, California
July 7, 1999

PROXY CARD                                                       PROXY CARD

                   THIS PROXY IS SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS OF DIGITAL MICROWAVE CORPORATION
                FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON AUGUST 10, 1999

The undersigned stockholder of DIGITAL MICROWAVE CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 7, 1999, and the 1999 Annual Report to Stockholders, and hereby appoints Charles D. Kissner, Carl
A. Thomsen and Carol A. Goudey or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of DIGITAL MICROWAVE CORPORATION to be held on August 10, 1999 at 3:00 p.m., local time, at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE DIGITAL MICROWAVE CORPORATION 1999 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF DIGITAL MICROWAVE CORPORATION, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

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

                                                      Please mark your  /X/
                                                      votes as indicated
                                                      in this example

PROPOSAL 1.        FOR ALL nominees                  WITHHOLD AUTHORITY
                     listed below                 to vote for all nominees
                 (except as indicated)                  listed below
                         / /                                / /

1. ELECTION OF OFFICERS
   Nominees: (If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

   Charles D. Kissner
   Richard C. Alberding
   Paul S. Bachow
   John W. Combs
   James D. Meindl
   V. Frank Mendicino
   Howard Oringer

2. PROPOSAL TO APPROVE THE ADOPTION OF           FOR    AGAINST    ABSTAIN
   THE DIGITAL MICROWAVE CORPORATION             / /      / /        / /
   1999 STOCK INCENTIVE PLAN:

3. PROPOSAL TO RATIFY THE APPOINTMENT            FOR    AGAINST    ABSTAIN
   OF ARTHUR ANDERSEN LLP AS THE                 / /      / /        / /
   INDEPENDENT PUBLIC ACCOUNTANTS
   OF DIGITAL MICROWAVE CORPORATION
   FOR FISCAL 2000:

Signature                     Signature                     Dated        ,1999
         --------------------          --------------------      --------

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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